Exhibit 23.2



BDO Seidman, LLP                               233 N. Michigan Ave., Suite 2500
Accountants and Consultants                    Chicago, Illinois  60601
                                               Telephone (312) 856-9100
                                               Fax (312) 856-1379


                             Consent of Independent
                          Certified Public Accountants





Provectus Pharmaceuticals, Inc.
Knoxville, Tennessee

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 5, 2003, relating to the consolidated financial statements of Provectus Pharmaceuticals, Inc. appearing in the Company's Annual Report on Form 10-KSB for the period from January 17, 2002 (inception) through December 31, 2002. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.



/S/ BDO Seidman, LLP
BDO Seidman, LLP
Chicago, Illinois

September 29, 2003